UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934





       Date of Report (Date of Earliest Event Reported): January 30, 2004





                      BRITTON & KOONTZ CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)






        Mississippi                    0-22606                   64-0665423
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)





                   500 Main Street, Natchez, Mississippi 39120
                    (Address of Principal Executive Offices)





       Registrant's Telephone Number, Including Area Code: (601) 445-5576


Item 5.  Other Events and Required FD Disclosure.

         On January 30, 2004, Britton & Koontz Capital Corporation (the "Company") issued a press release that announced the earnings for the Company for the quarter and year ended December 31, 2003. This press release is attached as Exhibit 99.1 and is incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

                  99.1 Press Release dated January 30, 2004


Item 9. Regulation FD Disclosure. (Information in this Item 9 is being furnished pursuant to Item 12)

         The following information is being furnished under "Item 12. Disclosure of Results of Operations and Financial Condition" pursuant to interim guidance issued by the Securities and Exchange Commission on March 27, 2003 in Release No. 33-8216:

On January 30, 2004, the Company issued a press release that announced the earnings for the Company for the quarter and year ended December 31, 2003. This press release is attached as Exhibit 99.1 and is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                            BRITTON & KOONTZ CAPITAL CORPORATION




February 6, 2004                           _____________________________________

                                           W. Page Ogden
                                           Chairman and Chief Executive Officer

                                 Exhibits Index


Exhibit
Number          Item

99.1            Press Release dated January 30, 2004

                                  EXHIBIT 99.1

Britton & Koontz Capital Corporation

500 Main Street                             601-445-5576
P O Box 1407                                601-445-2481  Fax
Natchez, MS  39121                          corporate@bkbank.com


FOR IMMEDIATE RELEASE:              FOR MORE INFORMATION:
---------------------               ---------------------
January 30, 2004                    W. Page Ogden, President & CEO
(NASDAQ - BKBK)                     Bazile R. Lanneau, Jr., Vice President & CFO


             BRITTON & KOONTZ CAPITAL REPORTS 2003 YEAR END RESULTS

                  Natchez, Mississippi - Britton & Koontz Capital Corporation ("B&K Capital" or "the Company") today reported fiscal year 2003, net income of $2.7 million or $1.29 per diluted share and fourth quarter 2003, net income of $698 thousand or $.33 per diluted share. The results represent increases from fiscal year 2002, net income of $1.2 million or $.59 per diluted share and fourth quarter 2002, net loss of $306 thousand or $.14 per diluted share. The diminished 2002 results are primarily attributable to the charge-off of assets related to the Company's investment in Sumx Inc., a 37% owned Internet banking technology provider. Fourth quarter 2002 comparative results include certain non-interest income and non-interest expense reclassifications, which make comparison difficult.

                  Net interest income increased $802 thousand or 6.3% to $13.5 million. Net interest margin decreased from 4.51% to 4.19% due primarily to increased premium amortizations from lower interest rates and accelerated cash flows on investments and loans. 2003 non-interest income includes increases of $317 thousand in gains on sales of new mortgage loans, $135 thousand in revenues from sales of investment products and $82 thousand in service charges on deposit accounts. Non-interest expense includes increases of $357 thousand compensation expense, $73 thousand occupancy expense and $56 thousand interest on trust preferred securities.

         Total assets increased $64 million or 21% to $373 million and loans increased $25 million or 13% to $210 million from year-end 2002 to year-end 2003.

         Britton & Koontz Capital Corporation, headquartered in Natchez, Mississippi, is the parent company of Britton & Koontz First National Bank which operates four full service offices in Natchez, two in Vicksburg, Mississippi, and one in Madison, Mississippi and three in Baton Rouge, Louisiana. The Company also owns Britton & Koontz Title Insurance Agency, Inc. which was established to issue title insurance presently on properties in the State of Mississippi. As of December 31, 2003, the Company reported assets of $373 million and equity of $30 million. The Company's stock is traded on NASDAQ under the symbol BKBK and the transfer agent is American Stock Transfer & Trust Company. Total shares outstanding at December 31, 2003, were 2,113,087.

Forward Looking Statements
         This news release contains statements regarding the projected performance of Britton & Koontz Capital and its subsidiaries. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.


                                       ###



                                                     For the Three Months          For the Twelve Months
                                                      Ended December 31,             Ended December 31,
                                                 -----------------------------  -----------------------------

                                                      2003             2002            2003           2002
                                                 -----------------------------  -----------------------------

Interest income                                  $      4,880   $       4,812   $      19,612   $     19,854
Interest expense                                       (1,486)         (1,663)         (6,161)        (7,205)
                                                 -------------  --------------  --------------  -------------
Net interest income                                     3,394           3,149          13,451         12,649
Provision for loan losses                                (340)           (620)           (670)        (1,025)
                                                 -------------  --------------  --------------  -------------
Net interest income after
 provision for loan losses                              3,054           2,529          12,781         11,624
Non-interest income                                       569            (545)          2,622            870
Non-interest expense                                   (3,029)         (1,848)        (11,915)       (10,266)
                                                 -------------  --------------  --------------  -------------
Income before income taxes                                594             136           3,488          2,228
Income taxes                                              104            (442)           (750)          (988)
                                                 -------------  --------------  --------------  -------------
Net income                                       $        698   $        (306)  $       2,738   $      1,240
                                                 =============  ==============  ==============  =============

Return on Average Assets                                 0.78%          -0.40%           0.80%          0.41%
Return on Average Equity                                 9.19%          -4.07%           9.13%          4.23%

Diluted:
Net income per share                             $       0.33   $       (0.14)  $        1.29   $       0.59
                                                 =============  ==============  ==============  =============
Weighted average shares outstanding                 2,117,432       2,112,911       2,115,897      2,112,406
                                                 =============  ==============  ==============  =============



                                                  December 31,    December 31,
                                                     2003            2002
                                                 ------------    --------------


Total assets                                     $    373,084    $    308,879
Cash and due from banks                                 8,360          11,477
Federal funds sold                                         41           3,560
Investment securities                                 141,135          97,059
Loans, net of unearned interest                       209,693         184,791
Deposits-interest bearing                             195,411         199,168
Deposits-non interest bearing                          37,523          33,844
Total Deposits                                        232,934         233,012
Short term borrowed funds                              54,217          13,142
Long-term debt                                         47,844          30,315
Stockholders' equity                                   30,197          29,329
Book value (per share)                           $      14.29    $      13.88
Total shares outstanding                            2,113,087       2,113,087
